                                                       Exhibit 23




Consent of Independent Accountants




The Board of Directors and Shareholders
  of The Advest Group, Inc.:


We consent to the incorporation by reference in the registration statements of The Advest Group, Inc. and Subsidiaries on Form S-8 (File No. 2-92868) concerning its 1983 Incentive Stock Option Plan, Form S-8 (File No. 33-17674) concerning its 1986 Incentive Stock Option Plan, Form S-8 (File No. 33-72042) concerning its Advest Thrift Plan and Form S-8 (File No. 33-56275) concerning its 1995 Equity Plan, of our reports dated October 26, 1995, on our audits of the consolidated financial statements and financial statement schedules of The Advest Group, Inc. and Subsidiaries as of September 30, 1995 and 1994 and for the years ended September 30, 1995, 1994 and 1993, which reports are incorporated by reference and included, respectively, in this Annual Report on Form 10-K.






COOPERS & LYBRAND L.L.P.







Hartford, Connecticut
December 19, 1995

                                      63